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     Morgan Stanley Balanced Growth Fund

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                                            MORGAN STANLEY INVESTMENT MANAGEMENT

[Morgan Stanley logo]

Headline: Morgan Stanley Investment Management Announces the Proposed Merger of
the Income Builder Fund into the Balanced Growth Fund

On February 6, 2006, the Board of Trustees of the Morgan Stanley Income Builder
Fund approved a plan to merge the fund into the Morgan Stanley Balanced Growth
Fund. The proposed merger is subject to the approval of the Morgan Stanley
Income Builder Fund's shareholders at a special meeting, which is scheduled to occur on or about July 17, 2006. If shareholder approval is obtained, Morgan
Stanley Income Builder Fund will close to all new purchases prior to the consummation of the merger and the combined fund will be named the Morgan
Stanley Balanced Fund.

A SUPPLEMENT ANNOUNCING THE PROPOSED MERGER OF THE FUND WAS MAILED TO MORGAN
STANLEY INCOME BUILDER FUND SHAREHOLDERS IN FEBRUARY. A PROXY STATEMENT
OUTLINING THE PROPOSED MERGER WAS MAILED TO SHAREHOLDERS IN MAY. WE ENCOURAGE
SHAREHOLDERS TO CONTACT THEIR FINANCIAL ADVISORS WITH ANY QUESTIONS. FOR
ADDITIONAL INFORMATION, OR TO VIEW A PROSPECTUS, VISIT MORGANSTANLEY.COM.

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                          INCOME BUILDER FUND                    PROPOSED REORGANIZATION INTO THE BALANCED
                                                                 GROWTH FUND
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Investment objective      Reasonable income as a primary         Capital growth with reasonable current
                          investment objective and growth of     income.
                          capital as a secondary objective.
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Investment strategy       Invests at least 80% of its assets     Invests at least 60% of its assets in
                          in income-producing equity and         dividend-paying common stocks and
                          fixed-income securities, with          securities convertible into common stocks
                          normally at least 65% of its assets    and at least 25% of its assets in
                          invested in income-producing equity    fixed-income securities.
                          securities, including common stock,
                          preferred stock and convertible
                          securities.
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Benchmark                 Russell 1000(R) Value Index and the    Russell 1000(R) Value Index and the
                          Lehman Brothers U.S.                   Lehman Brothers U.S. Government/Credit
                          Government/Credit Index.               Index.
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Management team*          Equity Income team, including James    Equity Income and Taxable Fixed Income
                          A. Gilligan, Ellen Gold, James O.      teams.
                          Roeder, Thomas B. Bastian, Sergio      The Equity Income team includes: James A.
                          Marcheli, and Vincent E. Vizachero     Gilligan,  James O. Roeder, Thomas B.
                                                                 Bastian, Sergio Marcheli, and Vincent E.
                                                                 Vizachero
                                                                 The Taxable Fixed Income team includes: W.
                                                                 David Armstrong, David S. Horowitz, and
                                                                 Stefania A. Perrucci
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Symbols/CUSIPs
Class A                   INBAX/616944104                        BGRAX/616934105
Class B                   INBBX/616944203                        BGRBX/616934204
Class C                   INBCX/616944302                        BGRCX/616934303
Class D                   INBDX/616944401                        BGRDX/616934402
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*Team members may change without notice from time to time.

PLEASE CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES AND EXPENSES OF A FUND
CAREFULLY BEFORE INVESTING. THE PROSPECTUS CONTAINS THIS AND OTHER INFORMATION
ABOUT THE FUND. TO OBTAIN A PROSPECTUS, CONTACT YOUR FINANCIAL ADVISOR OR
DOWNLOAD ONE AT MORGANSTANLEY.COM. PLEASE READ THE PROSPECTUS CAREFULLY BEFORE
INVESTING.

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NOT FDIC INSURED              OFFER NO BANK GUARANTEE           MAY LOSE VALUE
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NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY                    NOT A DEPOSIT
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Investments and services are offered through Morgan Stanley DW Inc., member
SIPC. Morgan Stanley Distributors Inc. (C) 2006 Morgan Stanley

RA06-00090P-N02/06